UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2013

ALMOST FAMILY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices)

 (502) 891-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 6, 2013, Almost Family, Inc. (the “Registrant”) completed the acquisition of OMNI Home Health Holdings, Inc. (“OMNI Home Health”) pursuant to the previously announced Stock Purchase Agreement dated as of November 4, 2013 (the "Agreement"), among (i) OMNI Home Health, (ii) OMNI Home Health Acquisition, LLC, (the “Seller”), (iii) National Health Industries, Inc., and (iv) the Registrant.  Pursuant to the OMNI Home Health acquisition, the Registrant acquired home health agencies operating in the States of Alabama, Florida, Georgia, Illinois, Indiana, Kentucky, Mississippi, Pennsylvania and Tennessee.

The Agreement provided for a total purchase price for the stock of $75.5 million, subject to a working capital adjustment.  The cash portion of the transaction paid at closing was funded from the Registrant’s existing cash and borrowings available on the Registrant’s existing senior credit facility with JPMorgan Chase Bank, NA.  In addition, OMNI Home Health issued the Seller a promissory note in the original principal amount of $1.5 million, with payment guaranteed by National Health Industries, Inc.

A copy of the Registrant’s press release announcing the completion is filed as Exhibit 99.1 to this Form 8-K.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

        (c) On December 9, 2012, the Registrant’s Board of Directors approved the appointment of Daniel Schwartz to serve as SVP and Chief Operating Officer.

Mr. Schwartz, age 47, has served as the Registrant’s Senior Vice President of Operations since April 18, 2013.  Mr. Schwartz’s healthcare operations management experience includes previously serving as Chief Operating Officer of Addus Healthcare, Inc. from January 2011 until November 2012; owner of New Paradigm Senior Services, LLC from April 2010 until January 2011; and Senior Vice President – North American Operations for Sunrise Senior Living, Inc. from 2006 until April 2010.  Mr. Schwartz served Sunrise Senior Living, Inc. a total of 15 years.  Mr. Schwartz also served as chief operating officer of New Perspective Senior Living from November 2012 until joining the Registrant.

In connection with Mr. Schwartz’s appointment as Chief Operating Officer, the Compensation Committee of the Registrant’s Board of Directors approved an increase in Mr. Schwartz’s annual base salary to $350,000.  For additional information concerning the terms of Mr. Schwartz’s employment, see the Registrant’s Current Report on  Form 8-K dated April 19, 2013.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired.  The Registrant intends to file by amendment to this Form 8-K the required audited historical financial statements within the time period as calculated in accordance with Item 9.01(a)(4).

(b)  Pro Forma Financial Information.  The Registrant intends to file by amendment to this Form 8-K the pro forma financial information with respect the transaction described in Item 2.01 within the time period as calculated in accordance with Item 9.01(b)(2).

(d)  Exhibits

Exhibit 99.1 -- Press Release dated December 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2013	ALMOST FAMILY, INC.

By /s/ C. Steven Guenthner
C. Steven Guenthner
President and
Principal Financial Officer